EXHIBIT 99.1

Innovation Pharmaceuticals Announces Overseas Regulatory Filing Submitted For COVID-19 Clinical Study

•	New in vitro data also demonstrates Brilacidin’s anti-SARS-CoV-2 potency is unlikely to be impacted by mutations in different strains of the virus

WAKEFIELD, MA – November 16, 2020 (GLOBE NEWSWIRE) Innovation Pharmaceuticals (OTCQB:IPIX) (“the Company”), a clinical stage biopharmaceutical company, announces today that an overseas Clinical Trial Application (CTA) has been submitted to the governing health agency, with a U.S. Investigational New Drug (IND) application also to be submitted this week to the FDA. Both these submissions are part of final preparations for the Company’s multinational Phase 2 clinical trial of Brilacidin for COVID-19, which is on track to commence in 2020 upon gaining required approvals.

The randomized, double-blind, placebo-controlled, multi-center study is anticipated to enroll 120 hospitalized patients with COVID-19. Sufficient Brilacidin intravenous (IV) drug product has been manufactured to complete this trial, and potentially future COVID-19 trials, providing the Company with added flexibility as it develops Brilacidin for the treatment of COVID-19.

In other important news, the Company has been informed by researchers at George Mason University’s Regional Biocontainment Laboratory that new in vitro testing showed Brilacidin exerted similarly potent inhibition against two strains of SARS-CoV-2, the novel coronavirus responsible for COVID-19. These data suggest Brilacidin would likely not be susceptible to resistance developing due to SARS-CoV-2 mutations, unlike many other vaccines and antivirals currently in use and in development.

“Due to the rapid worldwide spread of the COVID-19 pandemic, the need for novel therapeutics to help control this disease has only increased,” commented Leo Ehrlich, Chief Executive Officer at Innovation Pharmaceuticals. “While we all hope for the expedient arrival of safe and effective COVID-19 vaccines, which is one part of the solution, the need for better therapeutics to treat this disease, including its different strains, also remains essential. Vaccines and therapeutics both will play integral roles in addressing the current COVID-19 pandemic and possible future viral pandemics. We are excited by Brilacidin’s potential to treat SARS-CoV-2 and look forward to the start of our upcoming clinical trial, as we continue to advance Brilacidin in the global fight against COVID-19.”

Brilacidin and COVID-19

Brilacidin is one of the few drugs targeting COVID-19 that has been tested in human trials (a total of 8) for other clinical indications, providing established safety and efficacy data on over 460 subjects, thereby potentially enabling it to rapidly help address the novel coronavirus crisis. Laboratory testing at independent laboratories supports Brilacidin’s antiviral ability to safely and potently inhibit SARS-CoV-2. In a human lung cell line, Brilacidin achieved a Selectivity Index of 426. A molecular screening study of 11,552 compounds also supports Brilacidin as a promising novel coronavirus treatment. Additional pre-clinical and clinical data support Brilacidin’s inhibition of IL-6, IL-1β, TNF-α and other pro-inflammatory cytokines and chemokines, which have been identified as central drivers in the worsening prognoses of hospitalized COVID-19 patients. Brilacidin’s robust antimicrobial properties might also help to fight secondary bacterial infections, which can co-present in up to 20 percent of COVID-19 patients. Collectively, these data support Brilacidin as a unique 3 in 1 combination—antiviral, immuno/anti-inflammatory, and antimicrobial—COVID-19 therapeutic candidate. A preprint supporting Brilacidin’s COVID-19 treatment potential can be downloaded on bioRxiv.org at the link below.

•	Brilacidin, a COVID-19 Drug Candidate, Exhibits Potent In Vitro Antiviral Activity Against SARS-CoV-2
https://www.biorxiv.org/content/10.1101/2020.10.29.352450v1.full

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Global COVID-19 Cases and Mortality An online tool tracking COVID-19 cases and mortality, both in the U.S. and globally, can be found on the Company’s website (http://www.ipharminc.com), and at the following link:
https://ipixcovid19tracker.com/

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About Innovation Pharmaceuticals Innovation Pharmaceuticals Inc. (IPIX) is a clinical stage biopharmaceutical company developing a world-class portfolio of innovative therapies addressing multiple areas of unmet medical need, including inflammatory diseases, cancer, infectious diseases, and dermatologic diseases. Brilacidin, a versatile compound with broad therapeutic potential, is in a new chemical class called defensin-mimetics. A Phase 2 trial of Brilacidin as an oral rinse for the prevention of Severe Oral Mucositis (SOM) in patients with Head and Neck Cancer, met its primary and secondary endpoints, including reducing the incidence of SOM. The Company plans to advance Brilacidin oral rinse into Phase 3 development, subject to available financial resources. Positive results were also observed in a Phase 2 Proof-of-Concept trial treating patients locally with Brilacidin for Ulcerative Proctitis/Ulcerative Proctosigmoiditis (UP/UPS). Brilacidin for UP/UPS was licensed to Alfasigma S.p.A. in July 2019. A Phase 2b trial of Brilacidin showed a single intravenous dose of the drug delivered comparable outcomes to a seven-day dosing regimen of the FDA-approved blockbuster daptomycin in treating Acute Bacterial Skin and Skin Structure Infection. Brilacidin, based on promising in vitro antiviral activity against SARS-CoV-2, is being evaluated as a potential treatment for COVID-19. Kevetrin is a novel anti-cancer drug shown to modulate p53, often referred to as the “Guardian Angel Gene” due to its crucial role in controlling cell mutations and has successfully completed a Phase 2 trial in Ovarian Cancer. More information is available on the Company website at www.IPharmInc.com.

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Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements concerning future drug development plans, statements regarding the antiviral capabilities and therapeutic potential of Brilacidin and its impact on SARS-CoV-2 (COVID-19) and other coronaviruses, as well as obtaining government regulatory approvals to commence clinical testing. Other statements regarding future product developments, and markets, including with respect to specific indications, and any other statements which are other than statements of historical fact. These statements involve risks but not limited to risks related to conducting pre-clinical studies and clinical trials and seeking IND regulatory approval for Brilacidin and Kevetrin; that prior test results may not be replicated in future studies and trials, uncertainties and assumptions that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock under securities purchase agreements; the fact that the Company’s licensee(s) may not successfully complete pre-clinical or clinical testing and the Company will not receive milestone payments, or the fact that the Company’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

INVESTOR AND MEDIA CONTACTS

Innovation Pharmaceuticals Inc.

Leo Ehrlich
info@ipharminc.com

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